News Release For Immediate Release Company Contact: Jack Collins, Investor Relations Phone: (405) 702-7460 Websites: www.qrcp.net, www.qelp.net, www.qmlp.net

Quest Reschedules Fourth Quarter 2007 Earnings Conference Call

OKLAHOMA CITY – March 6, 2008 – Quest Resource Corporation (NASDAQ: QRCP) and Quest Energy Partners, L.P. (NASDAQ: QELP) today announced that they will host a conference call on Tuesday, March 11, 2008 to discuss fourth quarter 2007 earnings. The conference call was delayed from Monday, March 10, so investors will have access to Quest Resource Corp.’s 2007 Form 10-K prior to the call. Jerry D. Cash, Chairman and Chief Executive Officer, David C. Lawler, Chief Operating Officer, and David E. Grose, Chief Financial Officer, will review results, discuss the outlook for 2008, and be available for a question and answer session.

To participate, investors and analysts in the U.S. may dial (877) 440-5786 shortly before 11:00 a.m. (ET). International investors may dial (719) 325-4915. The passcode for the live call and telephonic replay is 9940524. Investors may access the respective press releases and the live audio webcast or replay of the call at http://www.qrcp.net or http://www.qelp.net. The telephonic replay can be accessed after the call through March 22, 2008 at (888) 203-1112 or (719) 457-0820 (international).

About Quest Resource Corporation and Quest Energy Partners

Quest Resource Corporation is a fully integrated E&P company that owns 100% of the general partner and a 57% limited partner interest in Quest Energy Partners, L.P. and 85% of the general partner and a 36% limited partner interest in Quest Midstream Partners, L.P. Quest Resource operates and controls Quest Energy Partners and Quest Midstream Partners through its ownership of their general partners. For more information, visit the Quest Resource website at www.qrcp.net.

Quest Energy Partners, L.P. was formed by Quest Resource Corp. to acquire, exploit and develop natural gas and oil properties and to acquire, own, and operate related assets. The partnership owns more than 2,300 wells and is the largest producer of natural gas in the Cherokee Basin, which is located in southeast Kansas and northeast Oklahoma and holds a drilling inventory of nearly 2,100 locations. For more information, visit the Quest Energy Partners website at www.qelp.net.

Quest Midstream Partners, L.P. was formed by Quest Resource Corp. to acquire and develop transmission and gathering assets in the midstream natural gas and oil industry. The partnership owns approximately 1,900 miles of natural gas gathering pipelines and over 1,100 miles of interstate natural gas transmission pipelines in Oklahoma, Kansas, and Missouri. For more information, visit the Quest Midstream Partners website at www.qmlp.net.